UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    October 30, 2008

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

  Delaware                                       001-13835                                      39-1661164
 (State or Other Jurisdiction         (Commission file Number)        (IRS Employer
             of  Incorporation)                                                                       Identification No.)

    50 Lakeview Parkway, Suite 111, Vernon Hills, IL                                       60061
           (Address of Principal Executive Offices)                                        (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 30, 2008, the Registrant’s Board of Directors appointed Edward Ogunro, Ph.D., to serve on the Board of Directors to fill a newly created Board seat, as a Class I director.  Under the Registrant’s bylaws, Dr. Ogunro will be up for election at the Registrant’s next annual meeting of the stockholders, even though the remaining Class I directors are not up for election until 2010.

It is expected that Dr. Ogunro will serve on the compensation committee of the Board of Directors.  Dr. Ogunro will have the same compensation arrangement as the Registrant’s other outside directors, which currently consists of an annual cash retainer, cash compensation for each Board meeting attended, and an annual $5,000 stock option grant.  Dr. Ogunro will receive a pro-rata stock option grant, equal to 20,055 stock options.  The exercise price of the stock options is the closing market price on the date of the grant.  The total annual cash compensation for each Director cannot exceed $10,000.  Directors are reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties and the attendance of board meetings and any meeting of stockholders.

Dr. Ogunro has had a long and distinguished career in both the healthcare industry and academia.  He recently retired from his position as Senior Vice President, R&D and Medical Affairs and Chief Scientific Officer at Hospira, Inc.

Previously, Dr. Ogunro pursued postdoctoral studies and served as an Assistant Professor at Northwestern University Medical School in Chicago from 1977 to 1982.  He joined Abbott Laboratories in 1982 as a Research Biochemist in the Diagnostics Division and took on roles of increasing responsibility including Program Director for AxSym, one of the most successful analyzers in the diagnostic industry.  In addition, in his 20 plus years at Abbott Labs, Dr. Ogunro held senior leadership positions including Divisional Vice President, Immunodiagnostics and Chemistry in the Diagnostics Division and Corporate Vice President R&D, Medical and Regulatory Affairs in the Hospital Products Division until 2004, when he became part of the executive management team that transitioned Hospira from a division of Abbott Labs to a successful stand-alone entity and was Senior Vice President, R&D and Medical Affairs and Chief Scientific Officer at Hospira until his retirement in December 2007.

A copy of the Registrant’s press release regarding the appointment of Dr. Ogunro as a director is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d)         Exhibits.

99.1           Press release dated November 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of November 2008.

               APPLIED NEUROSOLUTIONS, INC.

               By:           /s/David Ellison
          Name:       David Ellison
          Title:         Chief Financial Officer

EXHIBIT 99.1

Applied NeuroSolutions Announces Addition of Diagnostic Healthcare Executive
Edward Ogunro, Ph.D., to Board of Directors

Vernon Hills, IL November 3, 2008 - Applied NeuroSolutions, Inc. (OTC BB:APNS, www.appliedneurosolutions.com), a Company focused on the development of an integrated product portfolio for the treatment and diagnosis of Alzheimer’s disease (AD), today announced the appointment of Edward A. Ogunro, Ph.D., a diagnostic and pharmaceutical industry veteran, to its Board of Directors.

Dr. Ogunro has had a long and distinguished career in both the healthcare industry and academia.  He recently retired from his position as Senior Vice President, R&D and Medical Affairs and Chief Scientific Officer at Hospira, Inc. (NYSE: HSP) where he was part of the executive management team that transitioned the company from a division of Abbott Laboratories to a successful stand-alone entity.

He joined Abbott Labs (NYSE : ABT) as a Research Biochemist in the Diagnostics Division and took on roles of increasing responsibility including Program Director for AxSym, one of the most successful analyzers in the diagnostic industry.  In addition, in his 20 plus years at Abbott Labs, Dr. Ogunro held senior leadership positions including Divisional Vice President, Immunodiagnostics and Chemistry in the Diagnostics Division and Corporate Vice President R&D, Medical and Regulatory Affairs in the Hospital Products Division. Previously, Dr. Ogunro pursued postdoctoral studies and served as an Assistant Professor at Northwestern University Medical School in Chicago.

Commenting on the appointment, Ellen R. Hoffing, APNS Chairman said, “I am delighted that Edward Ogunro has joined our Board as he brings significant hands on experience in the development and commercialization of numerous very successful diagnostic products and provides a unique perspective gained as a result of his notable science and technical background in the healthcare industry.  The appointment of Dr. Ogunro allows us to continue to build and hone the expertise of our Board of Directors to support the success of our development programs. Edward’s knowledge and experience will be invaluable as we continue building the APNS pipeline of Alzheimer’s disease diagnostics and therapeutics.”

About Applied NeuroSolutions:

Applied NeuroSolutions, Inc. (OTC BB: APNS - News) is developing diagnostics and therapeutics to detect and treat Alzheimer's disease (AD) building on discoveries originating from the Albert Einstein College of Medicine.  APNS is in a collaboration with Eli Lilly and Company to develop novel therapeutic compounds to treat the progression of AD.  Applied NeuroSolutions’ diagnostic pipeline is focused on both cerebrospinal fluid (CSF) and serum tests to detect AD at a very early stage.  The CSF based P-Tau 231 test now being offered for use in clinical trials can effectively differentiate AD patients from those with other neurological diseases that have similar symptoms. There is currently no FDA approved diagnostic test to detect AD. Alzheimer's disease currently afflicts over five million Americans, and the world market for AD therapy is currently estimated to be 30 million patients.  For more information, visit www.AppliedNeuroSolutions.com

This press release contains forward-looking statements about Applied NeuroSolutions. The company wishes to caution the readers of this press release that actual results may differ from those discussed in the forward-looking statements and may be adversely affected by, among other things, the risks associated with new product development and commercialization, clinical trials, intellectual property, regulatory approvals, potential competitive offerings, and access to capital. For further information, please visit the company's website at www.AppliedNeuroSolutions.com, and review the company's filings with the Securities and Exchange Commission.

Contact:
Applied NeuroSolutions 847-573-8000
Ellen Hoffing, Chairman, President  & CEO
David Ellison, CFO